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EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") is effective as of this 14th day of August 2008 by and between Nascent Wine Company, Inc. and its successors and survivors with principal offices currently located at 2355 Paseo De Las Americas, San Diego, California 92154 (the "Company"), and Peter V. White with principal address at 5056 Ciardi Court Carlsbad CA, 92008 ("Executive").


                                    WHEREAS:

              A. The Company and the Executive acknowledge and agree that the Company has, prior to the execution of this Agreement, employed Executive under various oral and written agreements, understandings, and arrangements.

              B. The Company and the Executive acknowledge and agree that each party seeks to revoke all prior oral and written agreements, understandings, and arrangements between the Company and the Executive in connection with Executive's employment by the Company.

              C. The Company desires to be assured of the continued association and services of Executive for the Company.


NOW THEREFORE in consideration of the foregoing, the mutual covenants contained herein and other good and valuable consideration, receipt of which Executive and Company hereby acknowledge and agree as follows:

1.00. EMPLOYMENT. The Company hereby employs Executive, subject to the supervision and direction of the Chief Executive Officer and the Company's Board of Directors.

              1.01. POSITION. Executive agrees to carry out duties and responsibilities of the position, as reasonably determined by the Chief Executive Officer and Board of Directors. Executive shall report to the Chief Executive Officer. Executive shall hold the title of Chief Financial Officer, Treasurer and Director of the Company.

2.00. TERM OF EMPLOYMENT. The initial term (the "Initial Term") of Executive's employment shall be for the period commencing on 14th day of August 2008 and terminating on July 31, 2010. The term of employment shall be automatically renewed for a period of two (2) years (the "Renewal Term") following the close of the Initial Term unless the Company gives written notice to Executive no later than thirty (30) days prior to the close of the Initial Term. However, notwithstanding the above provisions, the term of Executive's employment may be terminated earlier pursuant to sections 7.00, 8.00, or 9.00 of this Agreement. Executive's obligations under Sections 12.00 and 13.00, and the sub-sections thereto below shall remain in full force and effect after any such termination.]


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3.00. COMPENSATION & REIMBURSEMENT. The Company and the Executive agree that the
Company shall pay Executive a salary, compensation, benefits, and reimbursement for allowable expense as follows:


              3.01. SALARY. Subject to the conditions set forth in Section 3.00, for all services rendered by Executive under this Agreement, the Company shall pay Executive a base salary of One hundred and fifty thousand Dollars ($150,000) per annum, payable on a bi-monthly basis in equal installments (the "Base Salary"). The amount of the Base Salary may be increased at any time, and from time to time, by the Company's Board of Directors or a designated committee thereof. The Base Salary may be adjusted annually to reflect changes in the Consumer Price Index for the San Diego, California base area. No such change shall in any way abrogate, alter, terminate or otherwise effect the other terms of this Agreement.

              3.02. ADDITIONAL BENEFITS & VACATION. Subject to the conditions set forth in section 3.00 and in addition to the Base Salary, Executive shall be entitled to all other benefits, of employment as established from time to time and provided to the other management of the Company or its affiliates. Executive shall be entitled to receive four (4) weeks of vacation (with payment of Executive's Base Salary) ("Paid Vacation") per annum. One-half of any vacation time not used by December 31st of that year shall accrue to the following year.

              3.03. REIMBURSEMENT. Executive shall be reimbursed for all reasonable "out-of-pocket" business expenses for business travel and business entertainment incurred in connection with the performance of his duties under this Agreement so long as: (i.) such expenses constitute business deductions from taxable income for the Company and are excludable from taxable income to the Executive under the governing laws and regulations of the Internal Revenue Code (provided, however, that Executive shall be entitled to full reimbursement in any case where the Internal Revenue Service may, under Section 274(n) of the Internal Revenue Code, disallow to the Company 20% of meals and entertainment expenses); and (ii) to the extent such expenses do not exceed the amounts allocable for such expenses in budgets that are approved from time to time by the Company. The reimbursement of Executive's business expenses shall be upon monthly presentation to and approval by the Company of valid receipts and other appropriate documentation for such expenses.

4.00. SCOPE OF DUTIES. The scope of Executive's duties to the Company include the following:

              4.01. ASSIGNMENT OF DUTIES. Executive shall have such duties as may assigned to him from time to time by the Company's Board of Directors and/or Chief Executive Officer of the Company commensurate with his experience and responsibilities in the position for which he is employed pursuant to Section 1.00 above. Such duties shall be exercised subject to the control and supervision of the Company's Board of Directors and the Chief Executive Officer of the Company.

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              4.02. GENERAL SPECIFICATIONS OF DUTIES. Executive's duties shall include, but not be limited to the duties as follows:

                   (A) serve as Chief Financial Officer, Treasurer and Director with responsibilities for such matters that are usual and customary responsibilities for an Executive serving in the above capacities and acting on behalf of and for the sole benefit of the Company.

                   (B) serve in such other equal capacities for the Company as assigned by the Company's Board of Directors. The foregoing specifications are not intended as a complete itemization of the duties which Executive shall perform and undertake on behalf of the Company in satisfaction of his employment obligations under this Agreement.

5.00 EXECUTIVE'S PLAN. Executive, in conjunction with the CEO, shall submit to the Board of Directors for its approval, not later than sixty (60) days before the beginning of each calendar year a stragetic and annual operating plan describing the activities ("Activities") to be undertaken by Executive on behalf of the Company (the "Plan") or by the Company during the following calendar year. The Company and the Executive agree, that by mutual written agreement, the Plan may be revised one or more times during any calendar year to reflect the exigencies of market conditions and the Company's operating realities. Each Plan shall include the following information: [(i.) budget projections, (ii.) measurable goals, (iii.) assumptions underlying principal projections, and (iv.) specified goals with respective calendar milestones.

6.00 EXECUTIVE'S DEVOTION OF TIME. Executive hereby agrees to devote his full time, abilities and energy to the faithful performance of the duties assigned to him and to the promotion and forwarding of the business affairs of the Company. Executive further agrees that he has a fiduciary duty not to divert any business opportunities from the Company to himself or to any other person or business entity.

                   6.01. CONFLICTING ACTIVITIES. Executive shall not, during the term of this Agreement, be engaged in any other business activity without prior consent of the Board of Directors of the Company; provided, however, that this restriction shall not be construed as preventing Executive from investing his personal assets in passive investments in business entities which are not in competition with the Company, or in violation of his fiduciary duties to the Company.

                   6.02. FIDUCIARY DUTIES OF EXECUTIVE. Executive hereby agrees he is bound by all fiduciary duties required under Nevada Revised Statues 78.138. Executive further agrees to promote and develop all business opportunities that come to his attention relating to current or anticipated future business of the Company, in a manner consistent with the best interests of the Company and with his duties under this Agreement. Should Executive discover a business opportunity while in the employ of the Company using the Company's resources that does not relate to the current or anticipated future business of the Company, he shall first offer such opportunity to the Company. Should the Board of Directors elect not to exercise the Company's right to pursue this business opportunity within a reasonable period of time, not to exceed sixty (60) days, then Executive may develop the business opportunity for himself; provided, however, that such development may in no way conflict or interfere with the duties owed by Executive to the Company


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         under this Agreement. Further, Executive may develop such business opportunities only on his own time, and may not use any service, personnel, equipment, supplies, facility, or trade secrets of the Company in the development of such business opportunity. As used herein, the term "business opportunity" shall not include business opportunities involving investment in publicly traded stocks, bonds or other securities, or other investments of a personal nature.

7.00 TERMINATION OF EMPLOYMENT. If the Executive is terminated without cause, or this agreement is not renewed, the Executive shall immediately and automatically be deemed a consultant (the "Executive Consultant") of the Company and enter into a four year consulting agreement (the "Consulting Agreement"). Compensation shall be $75,000 per year payable bi-monthly. Additionally, the Executive Consultant shall be reimbursed promptly for expenses incurred while performing projects which may be assigned by the CEO and/or the Board of Directors. The Executive Consultant shall make himself available for 20 days a month. Additional consulting hours shall be billed at a rate of $100.00 per hour, payable by the Company within seven (7) days of the invoice date. Additionally, all unvested stock options and/or performance grants shall immediately vest upon non-renewal of this Agreement.

                   7.01 CHANGE IN RESPONSIBILITIES AND/OR CONTROL. If the responsibilities of the Executive are changed or diminished as determined by the Executive OR at least thirty (30) percent of the ownership of the Company's Common Stock has changed as a result of a merger, acquisition or any other business combination OR the majority of the Company's Board of Directors are replaced. The Executive shall within 60 days decide to exercise the right to immediately and automatically be deemed a Executive Consultant of the Company and enter into a four year agreement. Compensation shall be $75,000 per year payable bi-monthly. . The Executive Consultant shall make himself available for a minimum of 20 hours a month. Additional consulting hours shall be billed at a rate of $100.00 per hour, payable by the Company within seven (7) days of the invoice date. Additionally, all unvested stock options and/or performance grants shall immediately vest upon non-renewal of this Agreement

8.00. TERMINATION.

         (a) Death or Disability. This Agreement shall automatically terminate upon the death or Disability of Executive and, thereafter all of his rights hereunder, including the rights to receive compensation and benefits, except as otherwise required by law, shall terminate; provided that, upon termination of this Agreement as a result the death or Disability of Executive, Executive or his estate shall be entitled to a one-time pro rata share (through the termination date) of any target bonus for the fiscal year in which such termination occurred (the "Pro Rated Bonus"). As used herein, the term "Disability" means the physical or mental illness or incapacity (including, without limitation, as a result of abuse of alcohol or other drugs or controlled substances) of Executive which results in the Executive being unable to


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substantially perform the duties and services required to be performed under this Agreement for a period of: (i) one hundred twenty (120) consecutive days or longer or (ii) one hundred eighty (180) days in any three hundred sixty (360) consecutive day period. TERMINATION WITH NOTICE BY EITHER PARTY. The Company or Executive may terminate this Agreement for any reason or no reason upon thirty
(30) days prior written notice to the other. In case of termination by the Company only under this paragraph, the Company shall pay Executive as an Executive Consultant prusuants to the terms of section 7.0 and/or 7.

         (b) TERMINATION FOR GOOD CAUSE. As used herein "GOOD CAUSE" shall mean any one or more of the following as determined by a majority vote of the Board of Directors:

              (1) a continuing material breach or material default (including, without limitation, any material deriliction of duty) by Executive of the terms of this Agreement, except for any such breach or default which is caused by the physical disability of Executive (as determined by a neutral physician);

              (2) gross negligence, willful misfeasance or breach of fiduciary duty by Executive;

              (3) conviction of Executive of a felony that would materially and adversely affect: (i) the business reputation of the Company or (ii) the performance of the Executive's duties hereunder.

         In the event of a termination by the Company for Good Cause, the Company will pay the Executive the Base Salary earned and expenses reimbursable under this Agreement incurred through the date of the Executive's termination, and shall have no further responsibility for termination or other payments to Executive.

         (c) TERMINATION FOR GOOD REASON. Executive may terminate his employment under this Agreement at any time for "Good Reason." In case of termination hereof by the Executive for Good Reason, the Company shall pay Executive as an Exeutive Consulant pursuant to Sections 7.0 and/or 7.01. Executive shall maintain any rights that Executive may have been specifically granted to Executive pursuant to any of the Company's retirement plans, supplementary retirement plans, profit sharing and savings plans, healthcare, 401(k) any other employee benefit plans sponsored by the Company. ."

         For purposes of this Agreement, the term "GOOD REASON" means, in each case without the consent of Executive:

              (1) any material diminution in the office, title, duties, powers, authority or responsibilities, which diminution is not corrected within thirty
(30) days after the Company receives written notice thereof from Executive;

              (2) (A) the Company fails to pay Executive his Base Salary in accordance with generally applicable Company policy or (B) Executive's Base Salary is decreased without consent of Executive, which failure or decrease is not corrected within thirty (30) days after the Company receives written notice thereof from Executive; pROVIDED, HOWEVER, that the foregoing shall not apply in the case of a decrease to Executive's Base Salary made as part of an across the board base salary decrease affecting all of the Company's senior executive officers as provided for in Section 3(a) hereof; or

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

              (3) Executive is discriminatorily denied material benefits under the Company's prevailing policies and plans, which denial is not corrected within thirty (30) days after the Company receives written notice thereof from Executive.

         (d) TERMINATION UPON A CHANGE OF CONTROL. In the event that: (i) this Agreement or Executive's employment with the Company is terminated by the Company or its successor or (ii) the duties of Executive are materially diminished or (iii) Executive is required to relocate his principal place of employment with the Company more than seventy-five (75) miles from his principal place of employment with the Company as of the date hereof, in either case within three (3 months following the occurrence of a "Change of Control" (as defined below) of the Company (each, a "SEVERENCE TRIGGERING EVENT"), then: (A) the Company shall shall engage the Executive as a Executive Consultant prusunat to Sections 7.0 and/or 7.01. (2) Executive shall maintain any rights that Executive may have been specifically granted to Executive pursuant to any of the Company's or its successor's retirement plans, supplementary retirement plans, profit sharing and savings plans, healthcare, 401(k) and any other employee benefit plans sponsored by the Company and (iii) all unvested options and performance grants to acquire shares of Company common stock granted to Executive under the Company's 2008 Incentive Plan or any succesor plan shall immediately become fully vested and shall be exerciseable over a period of three
(5) years from the occurrence of a Severence Triggering Event.

         For purposes of this Agreement, the term "CHANGE OF CONTROL" means the occurrence of any one or more of the following events (it being agreed that, with respect to paragraphs (i) and (iii) of this definition below, a "Change of Control" shall not be deemed to have occurred if the applicable third party acquiring party is an "affiliate" of the Company within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended):

              (i) An acquisition (whether directly from the Company or otherwise) of any voting securities of the Company (the "VOTING SECURITIES") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities and Exchange Act of 1934, as amended (the "1934 ACT")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of forty percent (40%) or more of the combined voting power of the Company's then outstanding Voting Securities.

              (ii) The individuals who, as of the date hereof, are members of the Company's Board of Directors cease, by reason of a financing, merger, combination, acquisition, takeover or other non-ordinary course transaction affecting the Company, to constitute at least fifty-one percent (51%) of the members of the Board of Directors; or

              (iii) Approval by the Board of Directors and, if required, stockholders of the Company of, or execution by the Company of any definitive agreement with respect to, or the consummation of (it being understood that the mere execution of a term sheet, memorandum of understanding or other non-binding document shall not constitute a Change of Control):

                   (A) A merger, consolidation or reorganization involving the Company, where either or both of the events described in clauses (i) or (ii) above would be the result;

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                   (B) A liquidation or dissolution of or appointment of a
receiver, rehabilitator, conservator or similar person for, or the filing by a third party of an involuntary bankruptcy against, the Company; or

                   (C) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a subsidiary of the Company).

9.00 COVENANT NOT TO COMPETE. The Executive acknowledges that he is Chief Executive Officer of the Company and in such capacity the Executive will have access to corporate records, business plans, and all of the business research conducted by or on behalf of the Company. The Executive also acknowledges that he will have access to confidential information about the Company and its affairs and that he will have access to other "proprietary information" (as defined in section 13.00 hereto) acquired by the Company at the expense of the Company for use in its business. The Executive has industry knowledge and skills. The Executive's services to the Company are special, unique and extraordinary. Accordingly, by execution of this Agreement.

              9.01 NON-COMPETITION BY EXECUTIVE. Executive agrees that during the Employment Period and twelve (12) months after the Executive's Employment period with the Company or any of its affiliates, successors or assigns, Executive will not, unless acting with the Company's express written consent, directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of or be connected as an officer, employee, partner or otherwise with any business engaged in the development, sale or distribution of services incorporating the business, products or strategy of the Company. The Executive shall also not directly or indirectly solicit any such business from any individual or entity which obtained such products from the Company at any time during the Executive's Employment Period or directly or indirectly solicit any such business from any individual or entity previously solicited by the Executive on behalf of the Company.

              9.02 NEED FOR COVENANT, LEGAL REMEDIES. The Executive expressly agrees and acknowledges that this Covenant Not to Compete is reasonably necessary for the Company's Protection because of the nature and scope of the Company's business and the Executive's position with and services for the Company. Further, the Executive acknowledges that, in the event of his breach of this Covenant Not to Compete, money damages will not sufficiently compensate the Company for its injury caused thereby, the Executive accordingly agrees that in addition to such money damages the Executive shall, if Company so elects, be restrained and enjoined from any continuing breach of this Covenant Not to Compete without any bond or other security being required by any court. The Executive acknowledges that any breach of this Covenant Not to Compete would result in irreparable damages to the Company.

              9.03 ACKNOWLEDGEMENTS BY EXECUTIVE. The Executive expressly agrees and acknowledges as follows:

              (1) This Covenant Not to Compete is reasonable as the time and does not place any unreasonable burden upon him.
              (2) The general public will not be harmed as a result of
                  enforcement of this Covenant Not to Compete.


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              (3) Executive has requested or has had the opportunity to request that his personal legal counsel review this Covenant Not to Compete.
              (4) The Executive understands and hereby agrees to each and every term and condition of this Covenant Not to Compete.


                  Initials:___________________________________________

10.00 PROPRIETARY INFORMATION.

The Executive acknowledges that he is Chief Executive Officer of the Company and in such capacity the Executive will have access to corporate records, business plans, and all of the business research conducted by or on behalf of the Company. The Executive also acknowledges that he will have access to confidential information about the Company and its affairs and that he will have access to other "proprietary information" as defined in Section 9.03 herein acquired by the Company at the expense of the Company for use in its business.

              10.01 RETURN OF PROPRIETARY INFORMATION. Upon termination of this Agreement for any reason, the Executive shall immediately turn over to the Company and "Proprietary Information," as defined below. The Executive shall have no right to retain any copies of any material qualifying as Proprietary Information for any reason whatsoever after termination of his employment hereunder without the express written consent of the Company.

              10.02 NON-DISCLOSURE. It is understood and agreed that, in the course of his employment hereunder and through his activities for and on behalf of the Proprietary Information in trust and confidence for the Company. The Executive agrees that he shall not, during the term of this Agreement or thereafter, in any fashion, form or manner, directly or indirectly, retain use, make copies of, divulge, disclose or communicate to any person, in any manner whatsoever, except when necessary or required in the normal course of the Executive's employment hereunder and for the benefit of the Company or with the express written consent of the Company, any of the Company's Proprietary Information or any information of any kind, nature, or description whatsoever concerning any matter affecting or relating to the Company's business.

              10.03 PROPRIETARY INFORMATION DEFINED. For purposes of this Agreement, "Proprietary Information" means and includes the following:
         (1) any written, typed or printed lists or other materials identifying the business, products, or strategy conducted by or on behalf of the Company; (2) any financial or other information supplied by customers of the Company; (3) any and all data or information involving the techniques, programs, methods or contracts employed by the Company in the conduct of its business; (4) any lists, documents, manuals, records, forms, or other materials created and used by the Company in the conduct of its business; (5) any descriptive materials describing the methods and procedures employed by the Company in the conduct of its business; and (6) any other secret or confidential information concerning the Company's business, affairs or technology. The term "list", "document", or their equivalent, as used in this Section, are not limited to a physical writing or compilation, but also include computer software and any and all information whatsoever regarding the subject matter in the "list" or "document" whether or not such compilation has been reduced to writing.

              Not withstanding the foregoing, Proprietary Information shall cease to be protected hereunder once it has become part of the public domain, or upon the written agreement of the Company.

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11.00 TERMINATION OF PRIOR AGREEMENTS. This Agreement terminates and supersedes any and all prior agreements and understandings between the parties with respect to employment or with respect to the compensation of the Executive by the Company.

12.00 ASSIGNMENT. This Agreement is personal in nature and neither of the parties hereto shall, without the prior written consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that in the event of the merger, consolidation or transfer sale of all or substantially all of the assets of the Company with or to any other individual or entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties, and obligations of the Company hereunder.

Not withstanding the foregoing, Proprietary Information shall cease to be protected hereunder once it has become part of the public domain, or upon the written agreement of the Company.

13.00 TERMINATION OF PRIOR AGREEMENTS. This Agreement terminates and supersedes any and all prior agreements and understandings between the parties with respect to employment or with respect to the compensation of the Executive by the Company.

14.00 NOTICE. Any notice under this Agreement must be in writing, may be telecopied, or sent by 24-hour express guaranteed courier, or hand-delivered, or may be served by depositing the same in the United States mail, addressed to the party to be notified, postage-prepaid and registered or certified with a return receipt requested. The addresses of the parties for the receipt of notice shall be as follows:

If to the Company:

Nascent Wine Company, Inc.
2355 Paseo De Las Americas Suite A
San Diego, CA 92154

If to the Executive:

Peter V. White
5056 Ciardi Court
Carlsbad, CA 92008

Each notice given by registered or certified mail shall be deemed delivered and effective on the date of delivery as shown on the return receipt, and each notice delivered in any other manner shall be deemed to be effective as of the time of actual delivery thereof. Each party may change its address for notice by giving notice thereof in the manner specified above.

15.00 GOVERNING LAW. This Agreement and the document referenced herein and the legal relations thus created between the parties hereto shall be governed by and construed under and in accordance with laws of the U.S. States and CA .

16.00 ENTIRE AGREEMENT. This Agreement embodies the entire agreement of the parties respecting the matters within its scope and may be modified only in writing.

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17.00 WAIVER. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right power hereunder at any one time or times.

18.00 ATTORNEY'S FEES. The Executive and the Company agree that in any arbitration or legal proceedings arising out of the Agreement, each party shall pay his or its own legal fees and expenses.

19.00 ARBITRATION. All claims, disputes and other matters in question between the parties concerning or arising out of the employment relationship, this Agreement and/or the termination of this Agreement shall be decided by arbitration in San Diego, California in accordance with the rules of the American Arbitration Association, unless the parties mutually agree otherwise. The award by the arbitrator shall be final, and judgment may be entered upon it in accordance with applicable law in any California or Federal court having jurisdiction thereof.

20.00 EXHIBIT AND COUNTERPARTS. Exhibit A attached to this Agreement is incorporated into and is an integral part of this Agreement. This Agreement may be executed in any number of counterparts.

21.00 SEVERABILITY. In the event that a court of competent jurisdiction determines that any portion of this Agreement is in violation of any law, statute or public policy, then only the portions of this Agreement which violate such statute or public policy shall be stricken. All portions of this Agreement shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

22.00 ACKNOWLEDGEMENT. The parties to this Agreement understand and agree that the Company has only a operating history and that the industry in which the Company operates is highly competitive an subject to risks that are beyond the Company's control and influence. In the event the Company discontinues its operations at any time for any or no reason whatsoever or becomes unable to perform its duties and obligations as specified herein, the Executive agrees to look solely to the Company for performance under this Agreement and will not look to the Company's other officers, stockholders, agents, or any combination of them.



IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has hereunto executed this Agreement, effective the first day written above.


                                           Nascent Wine Company, Inc

                                           BY: /s/ Sandro Piancone
                                               ---------------------------------
                                                    Sandro Piancone


                                           THE EXECUTIVE

                                           /s/ Peter V. White
                                           -------------------------------------
                                                    Peter V. White


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